As filed with the U.S. Securities and Exchange Commission on May 22, 2025.

Registration No. 333-267699

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 15

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue-Touch Holdings Group Co., Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	2840	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No.1 Pengda Road, Hunan Town, Changle District

Fuzhou City, Fujian Province

The People’s Republic of China 350212
+86-183-5916-6777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Laura Hua Luo Hemmann, Esq. iTKG Law LLC 100 Corporate Drive, Suite 302 Lebanon, NJ 08833 650-799-2061

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

 EXPLANATORY NOTE

Blue-Touch Holdings Group Co., Ltd is filing this Amendment No. 15 (this “Amendment No. 15”) to the Registration Statement on Form F-1 (Registration No. 333-267699), originally filed on September 30, 2022 (the “Registration Statement”), as an exhibit-only filing, solely to update the Consents of Independent Registered Public Accounting Firms attached as Exhibit 23.1 and Exhibit 23.4, respectively. Accordingly, this Amendment No. 15 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibits being filed, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person's own fraud or dishonesty or against the consequences of committing a crime. Our articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, our Company has issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration (US$)
ST Investment Group Limited	9-27-2021	26,000	26,000
ChenJi Investment Group Limited	9-27-2021	3,250	3,250
LIUJING Investment Limited	9-27-2021	3,250	3,250
Super Wise International Holdings Limited	9-27-2021	3,250	3,250
SXD Investment Consulting Limited	9-27-2021	3,000	3,000
ZTCHEN Investment Limited	9-27-2021	2,750	2,750
CMX Investment Group Limited	9-27-2021	2,500	2,500
LinFeng Investment Limited	9-27-2021	2,500	2,500
YWF Investment Limited	9-27-2021	2,000	2,000
LJC International Investment Limited	9-27-2021	1,500	1,500

Since incorporation, there have been changes in the ownership of our Ordinary Shares. See “Principal Shareholders.” On September 6, 2022, our Company effected a 240-for-1 stock split, as a result of which the aggregated number of outstanding Ordinary Shares changed from 50,000 to 12,000,000. The number of outstanding Ordinary Shares in the table above does not reflect the effect of such stock split.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page 132 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fuzhou, People’s Republic of China, on May 22, 2025.

Blue-Touch Holdings Group Co., Ltd

By:	/s/ Guanzhao Lin
Guanzhao Lin
Chief Executive Officer, Chairman of the Board and Director
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Guanzhao Lin and Jinshui Ying as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Guanzhao Lin	Chief Executive Officer, Chairman of the Board and Director	May 22, 2025
Name: Guanzhao Lin	(Principal Executive Officer)

/s/ Jinshui Ying	Chief Financial Officer	May 22, 2025
Name: Jinshui Ying	(Principal Accounting and Financial Officer)

/s/ Jifeng Huang	Director	May 22, 2025
Name: Jifeng Huang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Blue-Touch Holdings Group Co., Ltd, has signed this registration statement thereto in New York, NY on May 22, 2025.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Memorandum of Association of the Registrant

3.2*	Amended and Restated Articles of Association of the Registrant

4.1*	Specimen Certificate for Ordinary Shares

5.1*	Opinion of Ogier regarding the legality of the Ordinary Shares being registered

8.1*	Opinion of AllBright Law Offices (Fuzhou) regarding certain PRC tax matters (included in Exhibit 99.2)

10.1*	Form of Employment Agreement by and between executive officers and the Registrant

10.2*	Form of Indemnification Agreement with the Registrant’s directors and officers

10.3*	English translation of Advertising Agreement dated December 13, 2021, by and between the operating entity and Fujian Cema Benteng Cultural Development Co., Ltd.

10.4*	English translation of Agreement dated January 4, 2022, by and between the operating entity and Guangzhou Bangduo Biological and Technology Co., Limited

10.5*	English translation of Agreement dated December 20, 2022, by and between the operating entity and Guangzhou Bangduo Biological and Technology Co., Limited

10.6*	English translation of Agreement dated March 20, 2023, by and between the operating entity and Xiamen Di En An Biotechnology Co., Ltd.

10.7*	English translation of Advertising Agreement dated December 19, 2022, by and between the operating entity and Fujian Cema Benteng Cultural Development Co., Ltd.

10.8*	English translation of Agreement dated December 22, 2023, by and between the operating entity and Guangzhou Motie Biotechnology Co., Ltd.

10.9*	Agreement among the operating entity, Guangzhou Bangduo Biological and Technology Co., Limited and Guangzhou Motie Biotechnology Co., Ltd.

10.10*	English translation of Agreement dated December 20, 2023, by and between the operating entity and Fujian Cema Benteng Cultural Development Co., Ltd.

10.11*	English translation of Agreement dated March 30, 2024, by and between the operating entity and Xiamen Di En An Biotechnology Co., Ltd.

10.12*	English translation of Agreement for 2025 by and between the operating entity and Guangzhou Motie Biotechnology Co., Ltd.

10.13*	English translation of Agreement for 2025 by and between the operating entity and Fuzhou Cema Benteng Media Co., Ltd.

10.14*	English translation of Agreement dated April 11, 2025, by and between the operating entity and Xiamen Di En An Biotechnology Co., Ltd.

16.1*	Letter of TPS Thayer, LLC to the U.S. Securities and Exchange Commission

21.1*	Subsidiaries

23.1	Consent of TPS Thayer, LLC

23.2*	Consent of Ogier (included in Exhibit 5.1)

23.3*	Consent of AllBright Law Offices (Fuzhou) (included in Exhibit 99.2)

23.4	Consent of HTL International, LLC

24.1	Power of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of AllBright Law Offices (Fuzhou), regarding certain PRC law matters

99.3*	Consent of Respect Marketing Research Inc.

99.4*	Consent of Jindan Lin

99.5*	Consent of Shuo Chen

99.6*	Consent of Yuan Yuan

99.7*	Form of Policy Relating to Recovery of Erroneously Awarded Compensation

107*	Filing Fee Table

*	Previously filed.